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                                                                   EXHIBIT 23. 1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the use in the Consent Solicitation/Prospectus constituting part of the Registration Statement on Form S-4 of EMC Corporation of our report dated April 19, 1995 relating to the consolidated financial statements of McDATA Corporation, which appears in such Consent
  Solicitation/Prospectus. We also consent to the reference to us under the heading "Experts" in such Consent Solicitation/Prospectus.



  PRICE WATERHOUSE LLP


  Boulder, Colorado
  November 2, 1995